Exhibit 10.11

STOCK PURCHASE AND DEBT CONVERSION AGREEMENT

This Stock Purchase and Debt Conversion Agreement (the “Agreement”) is made and entered into as of January 31, 2017 (the “Effective Date”) by and between Arog Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Jain Investments LLC, a Texas limited liability company (the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Company’s Bylaws adopted pursuant to the Company’s Agreement and Plan of Conversion, effective September 30, 2014 (the “Bylaws”).

WHEREAS, the Company has agreed to issue Purchaser new shares of common stock (“Stock”) pursuant to the Company’s Bylaws;

WHEREAS, the Company entered into an initial Loan Agreement (the “First Loan Agreement”) dated June 3, 2015 with Purchaser whereby Purchaser agreed to provide to the Company an operating line of credit (the “First Line of Credit”) in an amount not to exceed $4,000,000.00, subject to repayment of principal and interest; and

WHEREAS, the Company borrowed funds from Purchaser on the First Line of Credit, on the following amounts: $2,000,000.00 on June 3, 2015 and $2,000,000.00 on October 22, 2015;

WHEREAS, the Company entered into a second Loan Agreement (the “Second Loan Agreement”) dated February 22, 2016 with Purchaser whereby Purchaser agreed to provide to the Company another operating line of credit (the “Second Line of Credit”) in an amount not to exceed $4,000,000.00, subject to repayment of principal and interest; and

WHEREAS, the Company borrowed funds from Purchaser on the Second Line of Credit, on the following amounts: $2,000,000.00 on February 22, 2016 and $2,000,000.00 on August 23, 2016;

WHEREAS, the First Loan Agreement and Second Loan Agreement are referred to collectively herein as the “Loan Agreements,” and the First Line of Credit and Second Line of Credit are referred to collectively herein as the “Lines of Credit.”

WHEREAS, the Company desires to repay the Lines of Credit from Purchaser in full in Stock, and Purchaser desires to acquire additional Stock of the Company as payment for the Lines of Credit;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
PURCHASE OF NEW STOCK AND LINES OF CREDIT CONVERSION

Section 1.1           Lines of Credit Conversion. On the Effective Date and subject to the terms and conditions of this Agreement, Company hereby provides to the Purchaser, and Purchaser hereby accepts from the Company, an aggregate of fifty thousand three hundred sixty-four (50,364) shares of the Company’s Stock, with a per share value of $163.22 each and an aggregate value of eight million two-hundred twenty thousand three hundred twenty dollars and 00/100 ($8,220,320.00) (the “Conversion Value”) as full payment of the Lines of Credit.

Section 1.2           Purchase of New Stock. On the Effective Date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and Company hereby sells to Purchaser, an aggregate of eighteen thousand three hundred eighty-one (18,381) shares of the Company’s Stock, at an aggregate purchase price of three million one hundred forty-six dollars and 82/100 ($3,000,146.82) (the “Purchase Price”), or $163.22 per share.

Section 1.3           Description of Stock. As used in this Agreement, the term Stock refers to the common stock purchased under this Agreement and includes all securities received (i) in replacement of the Stock, (ii) as a result of any division or split of Stock or other equity interests in the Company, and (iii) in replacement of the Stock in connection with a combination, exchange, merger, recapitalization, reclassification, reorganization, consolidation or other business combination transaction involving the Company or otherwise.

Article II
PAYMENT AND CLOSING

Section 2.1           Deliveries by Purchaser. Purchaser hereby delivers to the Company: (i) a duly executed copy of this Agreement, and (ii) payment of the Purchase Price in the form a Loan Termination Agreement and Release of all obligations related to the Loan Agreements.

Subject to the terms and conditions hereinafter stated, Purchaser will hereby acknowledge receipt of the full payment of the Loan Agreements, the principal of which is eight million dollars ($8,000,000) and the accrued interest due as of January 31, 2017 is $220,320.00. The Purchaser therefore releases the Company from all obligations under the Loan Agreements and this release shall be binding upon the Lender’s successors, legal representatives, and assigns.

The Purchase Price is paid by execution of the Loan Termination Agreement and Release in the form attached hereto as Exhibit A at closing simultaneously with the execution of this Agreement.

Article III
DELIVERIES BY THE COMPANY

Section 3.1           Deliveries by the Company. Upon its receipt of the entire Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Stock will be deemed to have been issued.

Article IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company that:

Section 4.1           Investment Intent. Purchaser (i) is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”) and (ii) is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

Section 4.2           Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Stock, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

Section 4.3           Understanding of Risks. Purchaser is a founder of the Company and is fully aware of: (i) the highly speculative nature of the investment in the Stock; (ii) the financial hazards involved; (iii) the lack of liquidity of the Stock and the restrictions on transferability of the Stock (e.g., that Purchaser may not be able to sell or dispose of the Stock or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Stock. Purchaser is in a financial position sufficient to enable him, her or it to (x) hold such Stock for an indefinite period of time and (y) bear the economic risk of loss and withstand a complete loss of his, her or its investment in the Stock.

Section 4.4           Purchaser’s Qualifications. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment. Purchaser is experienced in evaluating and investing in companies such as the Company and is familiar with the risks associated with the business and operations of the Company.

Section 4.5           No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Stock.

Section 4.6           Compliance with Securities Laws. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Stock are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under the Texas Securities Act, as amended (the “Act”) or under the blue sky laws of any other state, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act, the Act and the applicable blue sky laws of any other state in which such registration and qualification is or may be necessary, which exemptions impose certain restrictions on Purchaser’s ability to transfer the Stock.

Section 4.7           Restrictions on Transfer. Purchaser understands that (i) the Stock are not registered under the 1933 Act on the grounds that the Company intends the sale and the issuance of securities hereunder to be exempt from registration under the 1933 Act pursuant to Regulation D thereof, and that the Company’s reliance on such exemption is predicated on the Purchaser’s representations set forth herein, and (ii) Purchaser may not transfer any Stock unless such Stock are registered under the 1933 Act and qualified under the Act and the blue sky laws of any other state in which such qualification is or may be necessary or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available, and in the absence of an effective registration statement covering the Stock or an available exemption from registration under the 1933 Act and applicable state securities laws, the Stocks must be held indefinitely. Purchaser understands that only the Company may file a registration statement with the SEC, the Texas Securities Commissioner or the securities commissioner of any other state and that the Company is under no obligation to do so with respect to the Stock. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Stock in the amounts or at the times proposed by Purchaser. Purchaser understands that any certificates representing the Stock may bear a restrictive legend to this effect.

Section 4.8           Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Stock and, in any event, requires that the Stock be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Stock so long as Purchaser remains an “affiliate” of the Company and “current public information” about the Company (as defined in Rule 144) is not publicly available.

Article V
RIGHTS AS MEMBER

Section 5.1           Rights as Member. Subject to the terms and conditions of this Agreement and the Bylaws, Purchaser will have all of the rights of a shareholder of the Company with respect to the Stock from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Stock.

Article VI
TAX CONSEQUENCES

Section 6.1           Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE STOCK. PURCHASER REPRESENTS (i) THAT PURCHASER HAS CONSULTED WITH A TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE STOCK AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

Article VII
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

Section 7.1           Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on the certificate(s), if any are issued, evidencing the Stock, together with any other legends that may be required by state or federal securities laws, the Company’s Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

Section 7.2           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

Section 7.3           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING.

Section 7.4           Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Section 7.5           Refusal to Transfer. The Company will not be required (i) to transfer on its books any Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Stock, or to accord the right to vote or be allocated profits and losses or pay distributions, to any purchaser or other transferee to whom such Stock have been so transferred.

Section 7.6           Compliance with Laws and Regulations. The issuance and transfer of the Stock will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Stock may be listed or quoted at the time of such issuance or transfer.

Article VIII
GENERAL PROVISIONS.

Section 8.1           Assignments: Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

Section 8.2           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

Section 8.3           Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iv) five (5) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines of this Agreement or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

Section 8.4           Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Section 8.5           Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

Section 8.6           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

Section 8.7           Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

Section 8.8           Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

Section 8.9           Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

Section 8.10       Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed by their respective duly authorize d representatives as of the Effective Date.

COMPANY AROG PHARMACEUTICALS, INC.		PURCHASER JAIN INVESTMENTS LLC

By:		By:
	Dr. Yinay K. Jain		Name: Dr. Yinay K. Jain
	CEO		Manager

Signature Page to Stock Interest Purchase and Debt Conversion Agreement

EXHIBIT A

Loan Termination Agreement and Release

This Termination Agreement and Release (this “Agreement”) is made this 31st day of January, 2017, by and between Jain Investments, LLC (“Lender”) and Arog Pharmaceuticals, Inc. (“Borrower”).

The Lender hereby acknowledges receipt of the full payment of the Loan Agreements dated June 3, 2015 and February 22, 2016 in the total principal loan amount of $8,000,000.00 as well as receipt of full payment of interest accrued of $220,320.00.

The Lender therefore releases the Borrower from all obligations thereunder and this release shall be binding upon the Lender’s successors, legal representatives and assigns.

The Lender warrants that the Loan Agreements referenced have not been assigned, ceded, transferred or sold to a third party and warrants his authority as Note holder to issue this Loan Agreement Release.

Signed on this 31st day of January, 2017.

JAIN INVESTMENTS, LLC

By:
Vinay K. Jain
Manager